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                                                                   EXHIBIT 10.16

                          RESTRICTED STOCK AGREEMENT


          THE RESTRICTED STOCK AGREEMENT (the "RESTRICTED STOCK AGREEMENT") is made as of July 22, 1997, between AnswerThink Consulting Group, Inc., a Florida corporation (the "COMPANY"), and Luis E. San Miguel ("HOLDER").

          1.   SALE OF SHARES.  The Company agrees to sell Holder 320,000
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shares of the Company's common stock, par value $.01 per share (the "COMMON
STOCK"), at a price of $.0025 per share (the "PURCHASE PRICE"), such shares being issued pursuant to and subject to the restrictions described in the Restricted Stock Plan (the "PLAN"). The Holder hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions herein and therein. All of such shares of Common Stock purchased by Holder under this Restricted Stock Agreement are subject to such restrictions under the Restricted Stock Plan and are referred to herein and therein as "RESTRICTED SHARES."

          2.   CERTIFICATES.  Upon each Holder's purchase of Restricted Shares,
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the Company will deliver to Holder the certificates representing such Restricted
Shares, and Holder will deliver to the Company a check or wire transfer of funds in the aggregate amount of the Purchase Price.

          3.   TAX ELECTION.  Within 30 days after Holder purchases Restricted
               ------------
Shares, Holder will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form attached hereto.

          4.   REPRESENTATIONS.  In connection with the purchase and sale of the
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Restricted Shares hereunder, Holder represents and warrants to the Company that:

                    (i) The Restricted Shares to be acquired by Holder pursuant to this Restricted Stock Agreement will be acquired for Holders own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any applicable state securities laws, and the Restricted Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                    (ii) Holder is a sophisticated investor for purposes of applicable foreign and U.S. federal and state securities laws and regulations and is able to evaluate the risks and benefits of the investment in the Restricted Shares.

                    (iii) Holder is able to bear the economic risk of such Holder's investment in the Restricted Shares for an indefinite period of time because the Restricted Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.
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                    (iv)  Holder has had an opportunity to ask questions and
          receive answers concerning the terms and conditions of the offering of Restricted Shares and has had full access to such other information concerning the Company as such Holder has requested.

                    (v) This Restricted Stock Agreement constitutes the legal, valid and binding obligation of Holder, enforceable in accordance with its terms, and the execution, delivery and performance of this Restricted Stock Agreement and such other agreements by Holder does not and, to the knowledge of Holder, will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Holder is a party (including, but not limited to, any agreement referred to in clause (vi) below) or any judgment, order or decree to which Holder is subject and Holder further represents and warrants that Holder believes that Holder is not now in breach of any such agreement, contract or instrument to which Holder is a party.

                    (vi) Holder is not a party to or bound by ,any other employment agreement, noncompete agreement or confidentiality agreement that would be breached by such Holder's relationship with the Company.

          5.   VESTING OF RESTRICTED SHARES.
               ----------------------------

               (a) Except as otherwise provided in Sections 5(b) and (c) below, all of the Restricted Shares purchased pursuant to the Plan (the "TIME VESTING COMMON STOCK") will become vested only in accordance with the following schedule (the "VESTING SCHEDULE") and as long as such Holder is still employed by the Company as of each dated indicated:


                                                     Cumulative Percentage of
                  Date                            Restricted Shares to be Vested
                  ----                            ------------------------------
     "TIER I"

     2nd Anniversary of the date of purchase                    50%
     3rd Anniversary of the date of purchase                    75%
     4th Anniversary of the date of purchase                   100%

     "TIER II"

     3rd Anniversary of the date of purchase                    50%
     4th Anniversary of the date of purchase                    75%
     5th Anniversary of the date of purchase                   100%

     "TIER III"

     4th Anniversary of the date of purchase                    50%
     5th Anniversary of the date of purchase                    75%
     6th Anniversary of the date of purchase                   100%

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          FIFTY PERCENT (50%), TWENTY-FIVE PERCENT (25%), AND TWENTY-FIVE
PERCENT (25%) OF THE TOTAL AMOUNT OF RESTRICTED SHARES PURCHASED HEREUNDER SHALL BE SUBJECT TO TIER I, TIER II, AND TIER III, RESPECTIVELY.

               (b) Immediately prior to the occurrence of a Sale of the Company, if as of such time Holder is still employed by the Company, all Restricted Shares which have not yet become vested shall be deemed vested at the time of such event.

               (c) If the Holder's employment with the Company is terminated without Cause, shares which are Unvested Restricted Shares shall become Vested Restricted Shares as of the date of termination of employment in an amount equal to the daily pro rata share to be vested in accordance with the above Vesting Schedule, with a minimum amount equal to 50% of the Restricted Shares to be Vested on the fourth Anniversary of the date of purchase. "CAUSE" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of their customers or suppliers, (ii) conduct tending to bring the Company into substantial public disgrace or disrepute,
(iii) substantial and repeated failure to perform duties of the office held by Employee as reasonably directed by the Board and such failure is not cured within 30 days after Employee received notice thereof from the Board, (iv) gross negligence or willful misconduct with respect to the Company or (v) any breach of Sections 10 or 11 of this Plan.

               (d) All Restricted Shares, whether vested or unvested, shall be deemed outstanding shares of Common Stock and the Holder thereof shall have all rights with respect thereto as set forth in the Articles of Incorporation and By-laws of the Company and under applicable laws of the State of Florida.

          6.   EFFECT ON EMPLOYMENT RELATIONSHIP.  As an inducement to the
               ---------------------------------
Company to issue the Restricted Shares to Holder, and as a condition thereto, Holder acknowledges and agrees that neither the issuance of the Restricted Shares to Holder nor any provision contained herein shall entitle Holder to remain in the employment of the Company.

          7.   DEFINED TERMS.  Certain definitions are set forth in Section 2 of
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the Plan and, where applicable, are incorporated by reference herein.

          8.   CHOICE OF LAW.  The corporate law of the State of Florida will
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govern all questions concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity and interpretation of this Restricted Stock Agreement hereto will be governed by and construed in accordance with the laws of the State of Florida without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida

          9.   AMENDMENT AND WAIVER.  The provisions of this Restricted Stock
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Agreement may be amended and waived only with the prior written consent of the
Company and the Holder.

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          10.  SEVERABILITY.  Whenever possible, each provision of this
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Restricted Stock Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Restricted Stock Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Restricted Stock Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained, herein.

          11.  COMPLETE AGREEMENT.  This Restricted Stock Agreement and those
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agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Holder hereby releases the Company and its affiliates and its and their predecessors from any obligation or liability the Company or any of its affiliates or its or their predecessors owes or owed to Holder or any of his affiliates and related persons prior to the date hereof.

          12.  INTERPRETATION.  The Holder accepts this Restricted Stock
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Agreement subject to all the terms and provisions of the Plan and this
Restricted Stock Agreement. The undersigned Holder hereby accepts as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under the Plan and this Restricted Stock Agreement.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement on the date first written above.

                                   ANSWER THINK CONSULTING GROUP, INC.


                                   By:  /s/ Ted A. Fernandez
                                        --------------------------------------
                                        Ted A. Fernandez
                                        Chief Executive Officer and
                                        President

Agreed and Accepted:


By: /s/ Luis E. San Miguel
    -------------------------------
    Luis E. San Miguel

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